SCHEDULE II
                   INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-SEQUA CORP - CLASS B

 GABELLI FUNDS, INC.

  THE GABELLI ASSET FUND
                      6/26/95            5,000            34.0750

 GAMCO INVESTORS, INC.
                      7/10/95            4,500            34.0000
                      7/07/95            5,000            34.0000
                      7/05/95            3,000            33.5000
                      7/05/95            5,000            33.7500
                      7/03/95              500-           33.0000
                      6/29/95              500-           33.0000
                      6/28/95              500-           33.5000
                      6/26/95           10,000            33.9988
                      6/23/95            1,500-           33.3333
                      6/23/95            1,500            33.3330
                      6/22/95            1,500            33.3333
                      6/22/95            2,000            34.0000
                      6/20/95              500-             *DO
                      6/06/95              500-           33.8750
                      6/06/95            3,000            33.9417












(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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